UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

HyreCar Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38561	47-2480487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Wilshire Ave, Suite# 1950 Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 688-6769

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HYRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement of Common Stock

On August 11, 2022, HyreCar Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with certain accredited investors (as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) (the “Purchasers”) pursuant to which the Purchasers agreed to purchase, and the Company agreed to sell, 5,789,716 shares (the “PIPE Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at a purchase price of $0.8636, which was the average closing price of the Common Stock as reported on the Nasdaq Capital Market (“Nasdaq”) for the five trading days immediately prior to the signing of the Purchase Agreement. Pursuant to the Purchase Agreement, the issuance of the PIPE Shares is subject to certain closing conditions, and will be issued in a private placement and will not be registered under the Securities Act.

Pursuant to the Purchase Agreement, the Company also agreed to provide the Purchasers with certain registration rights which requires the Company to prepare and file a registration statement covering the resale of the PIPE Shares by the Purchasers (the “Resale Registration Statement”), with the Securities and Exchange Commission (the “SEC”) within 15 business days of the closing of the issuance of the PIPE Shares.

The Purchase Agreement contains customary representations, warranties, and covenants of the Company and Purchasers and customary indemnification rights, and other obligations of the parties.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the form of the Purchase Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Equity Line of Credit

On August 15, 2022, HyreCar Inc. (the “Company”) entered into a purchase agreement (the “ELOC Purchase Agreement”) and a registration rights agreement (the “ELOC Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), pursuant to which the Company has the right to sell to LPC up to $15,000,000 in shares of the Company’s Common Stock (the “Purchase Shares”), subject to certain limitations and conditions set forth in the ELOC Purchase Agreement (such transactions, the “Equity Line of Credit”).

Under the ELOC Purchase Agreement, the Company has the right, from time to time at its sole discretion and subject to certain conditions, to direct LPC to purchase up to 100,000 shares of the Common Stock per day, with such amounts increasing based on certain threshold prices but not to exceed $1,000,000 in total proceeds per purchase on any purchase date (the “Regular Purchase”). The purchase price of a Regular Purchase will be at a price equal to the lesser of: (i) the lowest sale price of the Common Stock as reported on the Nasdaq Capital Market (“Nasdaq”), or such other market or exchange on which the Common Stock is listed, on the applicable date the Company provides LPC a purchase notice and (ii) the average of the three lowest closing sale prices for the Common Stock, as reported on Nasdaq, or such other market or exchange on which the Common Stock is listed, during the 10 consecutive business days ending on the business day immediately preceding such date the Company provides LPC a purchase notice. Such sales of the Common Stock by the Company, if any, may occur from time to time, at the Company’s option, over the 24-month period commencing on the date that a registration statement, which the Company agreed to file with the SEC pursuant to the ELOC Registration Rights Agreement within 30 days of its execution, is declared effective by the SEC and a final prospectus in connection therewith is filed and the other terms and conditions of the ELOC Purchase Agreement are satisfied (the “Commencement Date”).

In addition to the Regular Purchases, as described above, the Company may also direct LPC to purchase additional amounts as accelerated purchases and additional accelerated purchases as set forth in the ELOC Purchase Agreement. In all instances, the Company may not sell shares of its Common Stock to LPC under the ELOC Purchase Agreement if the issuance would violate applicable Nasdaq rules or if it would result in LPC beneficially owning more than 9.99% of the Common Stock then outstanding.

Actual sales of shares of the Common Stock to LPC under the ELOC Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. There are no trading volume requirements or restrictions under the ELOC Purchase Agreement. LPC has no right to require any sales by the Company but is obligated to make purchases from the Company as it directs in accordance with the ELOC Purchase Agreement. LPC has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares. The net proceeds under the ELOC Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to LPC.

The ELOC Purchase Agreement and the ELOC Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Any time after the Commencement Date, the Company has the right to terminate the ELOC Purchase Agreement at any time, at no cost or penalty. During any “event of default” under the ELOC Purchase Agreement, all of which are outside of LPC’s control, LPC does not have the right to terminate the ELOC Purchase Agreement; however, the Company may not initiate any regular or other sale of shares to LPC until such event of default is cured.

In consideration for entering in the ELOC Purchase Agreement, the Company has issued a one-time commitment fee of 539,633 shares of the Common Stock to LPC (the “Commitment Shares”).

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

LPC represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing summary of the ELOC Purchase Agreement and the ELOC Registration Rights Agreement is qualified in its entirety by reference to the ELOC Purchase Agreement and the ELOC Registration Rights Agreement, which are filed as Exhibit 10.2 and 10.3, respectively, to this Form 8-K and is incorporated by reference herein.

Item 3.02.         Unregistered Sales of Equity Securities.

The information related to the Equity Line of Credit presented in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01.         Other Events.

On August 15, 2022, the Company entered into a promissory note agreement with each of Joseph Furnari, the Company’s Chief Executive Officer, and Michael Furnari, the Company’s Chief Business Development Officer (the “Promissory Notes”). Pursuant to the respective Promissory Notes, Joseph Furnari and Michael Furnari agreed to loan the Company $200,000 and $300,000, respectively, on the date that certain closing conditions are satisfied. The Promissory Notes will accrue interest at a rate of 7% per year on the outstanding principal amounts. Any unpaid principal amounts and accrued interest under the Promissory Notes will be payable in full one year from the date such amounts are loaned.

At the discretion of the Company’s Board of Directors, the aggregate unpaid principal amounts, and any unpaid accrued interest, may be convertible into shares of the Common Stock, at a conversion price that is equal to the last reported closing price of the Common Stock on the Nasdaq Capital Market.

Item 9.01.         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

10.1	Form of Common Stock Purchase Agreement, dated August 11, 2022
10.2	Purchase Agreement, dated August 15, 2022, between the Company and Lincoln Park Capital Fund, LLC
10.3	Registration Rights Agreement, dated August 15, 2022, between the Company and Lincoln Park Capital Fund, LLC
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYRECAR INC.

Dated: August 17, 2022	By:	/s/ Joseph Furnari
Name: Joseph Furnari Title: Chief Executive Officer